Exhibit 10.1
FIFTH AMENDMENT
TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF NOVEMBER 28, 2017
AMONG
DIAMONDBACK ENERGY, INC.,
AS PARENT GUARANTOR

DIAMONDBACK O&G LLC,
AS BORROWER,
THE OTHER GUARANTORS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, AS
SOLE BOOK RUNNER AND SOLE LEAD ARRANGER

JPMORGAN CHASE BANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
GOLDMAN SACHS BANK USA, CITIBANK, N.A. AND BANK OF AMERICA, N.A., AS
CO-DOCUMENTATION AGENTS

CAPITAL ONE, N.A., THE BANK OF NOVA SCOTIA AND U.S. BANK NATIONAL ASSOCIATION AS
AS CO-SYNDICATION AGENTS

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) dated as of November 28, 2017 is among: DIAMONDBACK ENERGY, INC., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”); DIAMONDBACK O&G LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (together with the Parent Guarantor, the “Guarantors”); each of the Lenders (as such term is defined in the Credit Agreement referred to below) party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.The Parent Guarantor, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of November 1, 2013, as amended by that certain First Amendment dated as of June 9, 2014, that certain Second Amendment dated as of November 13, 2014, that certain Third Amendment dated as of June 21, 2016, and that certain Fourth Amendment dated as of December 15, 2016 (as such may be further amended, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.The Borrower has requested and all of the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.
C.Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02. Section 1.02 is hereby amended by:
(a)    amending or adding in the appropriate alphabetical order the following terms:
“‘Acquisition Swaps’ has the meaning assigned such term in Section 9.18(a)(i)(C).

‘Aggregate Elected Commitment Amount’ at any time shall equal the sum of the Elected Commitment Amounts, as the same may be modified from time to time pursuant to Section 2.07A, provided that the Aggregate Elected Commitment

Amount shall not exceed 75% of the then effective Borrowing Base at any time the Borrowing Base is only being redetermined annually.

‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment dated as of June 9, 2014, the Second Amendment dated as of November 13, 2014, the Third Amendment dated as of June 21, 2016, the Fourth Amendment dated as of December 15, 2016, and the Fifth Amendment dated as of November 28, 2017, as the same may be further amended, modified or supplemented from time to time.

‘Debt’ means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include any obligation arising from agreements of the Parent Guarantor, the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or

Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement.

‘DrillCo’ means an entity jointly formed by a Loan Party and one or more other Persons that (a) provides for the other Person or Persons to fund the majority of the capital for the development of one or more properties and (b) enables the Loan Parties to achieve one of more of the following objectives: minimization of capital deployment to non-core assets; acceleration of drilling schedule; retention of potentially expiring acreage; or enhancement of long-term value of assets in lieu of outright sale thereof.

‘EBITDAX’ means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest, income taxes, depreciation, depletion, amortization, exploration expenses, extraordinary items and other similar noncash charges, including expenses relating to stock-based compensation, hedging, and ceiling test impairments, and (b) any reasonable expenses and charges (up to an aggregate of $10,000,000 during any calendar year) related to any Investment, acquisition, disposition, offering of Equity Interests, recapitalization, or issuance or incurrence of Indebtedness not prohibited hereunder (in each case, whether or not successful), minus all noncash income added to Consolidated Net Income.

“Fifth Amendment Effective Date” means November 28, 2017.

‘LC Commitment’ at any time means $10,000,000.

‘Material Indebtedness’ means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor, the Borrower or their Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

‘Maturity Date’ means November 1, 2022.

‘Permitted Acquisitions’ means Investments in Persons engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties or transporting or processing Hydrocarbons from or attributable to such Oil and Gas Properties, in each case if (i) the aggregate amount of all such Investments at any one time outstanding (measured by consideration paid at the time such Investment is made) does not exceed $200,000,000, (ii) immediately after making such Investment, either (A) such Person shall merge into the Borrower or a Guarantor or (B) such Person shall be a wholly-owned Subsidiary and the Borrower shall comply with Section 8.14(b) within the time period specified therein, and (iii) such Person shall not be a publicly-traded entity.

‘Pro Forma Property has the meaning assigned such term in Section 9.18(a)(i)(C).

‘Qualified Midstream Assets’ means assets used in the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations and for the avoidance of doubt, the Qualified Midstream Assets do not include any Oil and Gas Properties included in the Borrowing Base.

‘Senior Unsecured Notes’ means Debt in the form of unsecured senior or senior subordinated notes issued by the Parent Guarantor or the Borrower, including exchange notes issued in exchange therefor pursuant to any registration rights agreement (it being agreed that any such exchange or offer to exchange shall not constitute a Redemption or an offer to Redeem for purposes of this Agreement), and, in each case, any guarantees thereof by the Parent Guarantor, the Borrower or a Guarantor; provided that (a) at the time of incurring such Debt (i) no Default has occurred and is then continuing and (ii) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment, redemption or satisfaction and discharge of Debt with the proceeds of such incurrence and for the avoidance of doubt, including pro forma compliance with Section 9.01(a)), (b) such Debt does not have any scheduled amortization prior to 91 days after the Maturity Date, (c) such Debt does not mature sooner than 91 days after the Maturity Date, (d) the terms of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (e) such Debt and any guarantees thereof are on prevailing market terms for similarly situated companies and (f) with respect to Senior Unsecured Notes issued after the Effective Date, unless such adjustment is waived in accordance with Section 12.02, the Borrowing Base is adjusted as contemplated by Section 2.07(f) and the Borrower makes any prepayment required under Section 3.04(c)(iii).”; and

(b)    deleting the Borrowing Base Utilization Grid in the definition of “Applicable Margin” and replacing it with the following:

Borrowing Base Utilization Grid*
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Eurodollar Loans	1.25%	1.50%	1.75%	2.00%	2.25%
ABR Loans	0.25%	0.50%	0.75%	1.00%	1.25%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%
*At any time the Ratio of Total Debt to EBITDAX as determined in Section 9.01(a) is greater than 3.0 to 1.0, the amounts in each square for Eurodollar Loans and ABR Loans shall be increased by 0.25%. Such increase shall apply for the quarter immediately following the quarter in which such ratio exceeded 3.0 to 1.0 and shall remain effective until the quarter following the quarter in which such ratio equaled or was less than 3.0 to 1.0.

2.2    Amendments to Section 2.03. Section 2.03 is hereby amended by:
(a)    deleting the phrase “in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of the proposed Borrowing” in Section 2.03(b) and replacing it with the phrase “in the case of an ABR Borrowing, not later than 11:00 A.M., Houston, Texas time, on the Business Day of the proposed Borrowing”, and
(b)    inserting “and” after Section 2.03(v), deleting Section 2.03(vi) and renumbering Section 2.03(vii) as Section 2.03(vi).
2.3    Amendment to Section 2.07(b). Section 2.07(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined (i) annually if as of the most recent quarter for which financial statements are available immediately prior to September 30th of any year the ratio of Total Debt to EBITDAX as determined in accordance with Section 9.01(a) is 3.0 to 1.0 or less and (ii) semi-annually if the ratio of Total Debt to EBITDAX as determined in accordance with Section 9.01(a) is greater than 3.0 to 1.0, or, notwithstanding clause (i), if the Borrower elects semi-annual redetermination for such year by written notice to the Administrative Agent no later than September 30th of any year (such semi-annual redeterminations to continue until the Borrower notifies the Lender it wishes to revert to annual redeterminations as provided in clause (i)), each in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on May 1st of each year beginning May 1, 2018 for any annual redetermination and on May 1st and November 1st of each year for any semi-annual redetermination. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, two times during any twelve month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.”

2.4    Amendment to Section 2.07(c)(ii)(A). Section 2.07(c)(ii)(A) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(A)in the case of a Scheduled Redetermination (I) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before (1) April 15th for an annual redetermination or (2) April 15th and October 15th for each semi-annual redetermination, of such year following the date of delivery or (II) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and”

2.5    Amendment to Section 2.07(f). Section 2.07(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(f)    Reduction of Borrowing Base Upon Issuance of Senior Unsecured Notes. Notwithstanding anything to the contrary contained herein, upon each initial issuance of any Senior Unsecured Notes (which, for the avoidance of doubt, excludes issuances of Senior Unsecured Notes in an exchange offer or in a refinancing of Senior Unsecured Notes) in accordance with Section 9.02(g)(ii), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Senior Unsecured Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.”

2.6    Amendment to Section 3.05(b). Section 3.05(b) is hereby amended by deleting the figure “0.25%” therein and replacing it with the figure “0.125%”.
2.7    Amendment to Section 6.02(f). Section 6.02(f) is hereby amended by deleting such Section in its entirety and replacing it with the phrase “(f)    Intentionally Deleted”.
2.8    Amendment to Section 7.21. Section 7.21 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells) and (b) for general corporate purposes of the Borrower and the Guarantors. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates (a) the provisions of Regulations T, U or X of the Board, (b) U.S. sanctions administered by OFAC or the US Department of State or (c) the FCPA.”

2.9    Amendment to Section 7.23. Section 7.23 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.23    Foreign Corrupt Practices Act. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and to the knowledge of the Borrower without independent investigation, its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

2.10    Amendment to Section 7.24. Section 7.24 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.24    OFAC. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC or the US Department of State, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or the US Department of State.”

2.11    Amendment to Section 8.01(d). Section 8.01(d) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)    Certificate of Financial Officer – Swap Agreements.

(i)    Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent Guarantor, the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(ii)    Within five days after the end of each month, a certificate of a Financial Officer in form and substance satisfactory to the Administrative Agent, setting forth the aggregate volume of all commodity Swap Agreements for which settlement payments were calculated in such month and the actual production of Hydrocarbons in such month for the purpose of determining compliance with Section 9.18(b).”

2.12    Amendment to Section 8.12(a). Section 8.12(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    (i) On or before March 31st of each year, commencing March 31, 2018, or, in the case of semi-annual Scheduled Redeterminations, on or before March 31st and September 30th of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries as of the immediately preceding January 1st, or, in the case of semi-annual Scheduled Redeterminations, January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and, if applicable, the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(ii) If the Borrower is eligible for annual, rather than semi-annual, redetermination of the Borrowing Base and elects not to provide the July 1 Reserve Report, then on or before September 30th of each relevant year, the Borrower shall, upon request of the Administrative Agent, furnish to the Administrative Agent and the Lenders the most recently prepared internal reserve report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. Such reserve report shall be in the form determined acceptable by the Borrower’s management for its internal use, and shall not be required to qualify as a “Reserve Report” or be prepared in accordance with the procedures used in the preparation of Reserve Reports or otherwise be in form or substance acceptable to the Administrative Agent or any Lender.”

2.13    Amendment to Section 8.14(a). Section 8.14(a) is hereby amended by deleting the figure “80%” in each instance of its use therein and replacing it with the figure “85%”.
2.14    Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of (i) Total Debt as of such date net of (A) all unrestricted cash of the Parent Guarantor and its Restricted Subsidiaries if no amounts were drawn under this Agreement as of such date or (B) all unrestricted cash of the Parent Guarantor and its Restricted Subsidiaries but not more than $50 million if any amounts were drawn under this Agreement as of such date to (ii) EBITDAX for the four fiscal quarters ending on such date, to be greater than 4.0 to 1.0.”

2.15    Amendment to Section 9.02(c). Section 9.02(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(c)    Debt under Capital Leases and purchase money financings in an aggregate amount not to exceed $15,000,000 at any one time outstanding.”

2.16    Amendment to Section 9.02(i). Section 9.02(i) is hereby amended by (a) renumbering such Section as Section 9.02(j), (b) deleting the figure “$5,000,000” therein and replacing it with the figure “$25,000,000” and (c) adding the following as Section 9.02(i):
“(i)    Debt consisting of the direct or indirect financing or refinancing (including in the form of purchase money financing or a Capital Lease) of real property (other than Oil and Gas Properties) and related assets, or a Person that owns such real property, in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding, in each case whether incurred contemporaneously with the acquisition of such real property or at a later time, including obligations in the form of a sale and lease-back transaction entered into subsequent to the acquisition of such real property.”

2.17    Amendment to Section 9.03(d). Section 9.03(d) is hereby amended by deleting the figure “$5,000,000” therein and replacing it with the figure “$10,000,000”.
2.18    Amendment to Section 9.03. Section 9.03 is hereby amended by adding the following Section 9.03(i):

“(i)    Liens securing Debt permitted by Section 9.02(i) but only on the real property and related assets financed with such Debt and on the Equity Interests in any Person that owns such real property and assets, and in each case all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof.”

2.19    Amendment to Section 9.04(a). Section 9.04(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)    Restricted Payments. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except that:

(i) each of the Parent Guarantor, the Borrower and the Restricted Subsidiaries may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock),

(ii) any Restricted Subsidiary of the Parent Guarantor may declare and pay dividends ratably with respect to its Equity Interests,

(iii) the Parent Guarantor, the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees, directors and consultants of the Parent Guarantor, the Borrower and their Subsidiaries,

(iv) the Parent Guarantor may declare and pay dividends consisting of Equity Interests in Unrestricted Subsidiaries, and

(v) the Parent Guarantor and the Borrower may make Restricted Payments if after giving effect thereto (A) the Parent Guarantor’s ratio of Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)) is equal to or less than 2.5 to 1.0 and (B) the Borrower would have availability equal to or greater than 20% of the then effective Borrowing Base.”

2.20    Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    Redemption of Senior Unsecured Notes; Amendment of Indenture. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date:

(i) make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem whether in whole or in part the Senior Unsecured Notes in cash, in each case other than:

(A) Redemptions made from the proceeds of Permitted Refinancing Debt,

(B) Redemptions made from the proceeds of the sale or issuance of Equity Interests by the Parent Guarantor if:

(I) no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Redemption, and

(II) immediately after giving effect to such Redemption, the Borrower would have liquidity (which for the purpose of this Section 9.04(b) and Section 9.05(j) shall be defined as undrawn availability under the then effective Borrowing Base, unrestricted cash and cash equivalents) equal to or greater than the greater of (1) 20% of the then effective Borrowing Base and (2) $250,000,000,

(C) Redemptions made in respect of a mandatory offer to Redeem Senior Unsecured Notes arising out of a sale of Property of the Parent Guarantor, the Borrower or any Restricted Subsidiary if such sale of Property is made in compliance with Section 9.12(d), and

(D) voluntary Redemptions if immediately after giving effect to such Redemption:

(I) the Borrower would have liquidity equal to or greater than the greater of (1) 20% of the then effective Borrowing Base and (2) $250,000,000,

(II) such Redemptions under this clause (D) do not exceed $250,000,000 in the aggregate after the Fifth Amendment Effective Date, and

(III) if the Borrower is using proceeds from the Loans for such Redemption, the ratio of the Parent Guarantor’s Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)) is equal to or less than 2.5 to 1.0, or

(ii) amend, modify, waive or otherwise change any of the terms of any Senior Unsecured Notes or any indenture, agreement, instrument, certificate or other document relating to any Senior Unsecured Notes incurred under Section 9.02(g) if after such amendment, waiver or change such Senior Unsecured Notes would no longer qualify as Senior Unsecured Notes.”

2.21    Amendment to Section 9.05(j). Section 9.05(j) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(j)    Investments in DrillCos provided that (i) if such Investment consists of Oil and Gas Properties or Equity Interests in a Subsidiary that owns Oil and Gas Properties the Loan Parties comply with Section 9.12 and (ii) immediately after giving effect to such Investment the Borrower would have liquidity equal to or greater than 15% of the then effective Borrowing Base.

2.22    Amendment to Section 9.05(m). Section 9.05(m) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(m)    provided that (i) no Default or Event of Default exists at the time of, or would exist after making such Investment, (ii) after giving pro forma effect to such Investment the Parent Guarantor would be in compliance with Section 9.01 and (iii) after giving pro forma effect to such Investment the Borrower would have availability under this Agreement equal to at least 15% of the then current Commitments of the Lenders, other Investments not to exceed, in the aggregate at any time outstanding, $150,000,000 (measured by consideration paid at the time such Investment is made).”

2.23    Amendment to Section 9.05(n). Section 9.05(n) is hereby amended by:
(a)    deleting the phrase “Investments made by the Borrower or any Restricted Subsidiary” therein and replacing it with the phrase “Investments made by any Loan Party”,
(b)    deleting the word “and” immediately prior to Section 9.05(n)(iii),
(c)    deleting the figure “$10,000,000” in Section 9.05(n)(iii)(C)(I) and replacing it with the figure “$25,000,000”, and

(d)    adding the following new Section 9.05(n)(iv) immediately following Section 9.05(n)(iii):
“, and (iv) (A) consisting of the designation of a Subsidiary as an Unrestricted Subsidiary if substantially all of the assets of such Subsidiary consist of Qualified Midstream Assets (and, for the avoidance of doubt, any such designation shall be permitted under Section 9.19(b) without regard to the fair market value of the ownership interests in such Subsidiary), and (B) in any Unrestricted Subsidiary consisting of Qualified Midstream Assets.”

2.24    Amendment to Section 9.05. Section 9.05 is hereby amended by adding the following Section 9.05(o):
“(o)    Investments in an amount not to exceed $130,000,000 to be used to make or permit to remain outstanding Investments in a Person substantially all of the assets of which constitute real property (other than Oil and Gas Properties) and related assets.”

2.25    Amendment to Section 9.07. Section 9.07 is hereby amended by deleting such Section in its entirety and replacing it with the phrase “Intentionally Deleted”.
2.26    Amendment to Section 9.12. Section 9.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.12    Sale of Properties. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for:

(a) the sale or other disposition of Hydrocarbons in the ordinary course of business;

(b) as long as no Default exists, farmouts and other dispositions of undeveloped acreage and assignments in connection with such dispositions (provided that if such disposition is of Oil and Gas Property included in the most recent Borrowing Base, such disposition is included in the 5% basket Section 9.12(d)(iii) below);

(c) the sale or other disposition of equipment that is no longer necessary for the business of the Parent Guarantor, the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;

(d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Parent Guarantor or the Borrower and, if requested by the Administrative Agent, the Parent Guarantor or the

Borrower shall deliver a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or a Restricted Subsidiary owning Oil and Gas Properties (including farmouts of proved reserves under (b)) included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or other disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report) and (iv) if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;

(e) sales or other dispositions to the Borrower or a Guarantor;

(f) sales or other dispositions permitted by Section 9.04(a), Section 9.05(n), Section 9.10 or Section 9.14(b);

(g) sales or other dispositions of Equity Interests in Unrestricted Subsidiaries;

(h) the trade, exchange or other disposition (including by or in connection with unitization) of any developed Oil and Gas Property or any interest therein; provided that:

(i) (A) the majority of the consideration received in respect of such trade, exchange or other disposition shall consist of Oil and Gas Properties or interests therein, and (B) if any cash is received as consideration in respect of such trade, exchange or other disposition, the fair market value of the Oil and Gas Property so disposed of shall be allocated over the consideration received, and the portion thereof corresponding to the cash received shall be treated as a sale under clause (d) above;

(ii) the consideration received in respect of such disposition shall be equal to or greater than the fair market value of the Oil and Gas Property or interest therein subject of such sale or other disposition (as reasonably determined by the Parent Guarantor or the Borrower and, if requested by the Administrative Agent, the Parent Guarantor or the Borrower shall deliver a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying to that effect);

(iii) if such disposition of Oil and Gas Property included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report); and

(iv) if so requested by the Borrower, and the Borrower provides to the Administrative Agent a Reserve Report with respect to the Oil and Gas Properties acquired as consideration in respect of such trade, exchange or other disposition, the Administrative Agent and the Lenders shall, at their discretion and in accordance with the procedures set forth in Section 2.07, redetermine the Borrowing Base in respect of the Oil and Gas Properties so acquired (and such request by the Borrower shall not constitute a request for an Interim Redetermination);

(i) sales or other dispositions of (i) Qualified Midstream Assets and (ii) Equity Interests of a Subsidiary if substantially all of the assets of such Subsidiary constitute Qualified Midstream Assets;

(j) sales or other dispositions of (i) real property and other assets of the types described in Section 9.03(i) and (ii) Equity Interests of a Subsidiary if substantially all of the assets of such Subsidiary constitute assets of the types described in Section 9.03(i); and

(k) sales and other dispositions of Properties not regulated by Section 9.12(a) to (j) having a fair market value not to exceed $25,000,000 during any six-month period.”

2.27    Amendment to Section 9.14(b). Section 9.14(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b)    Notwithstanding subsection (a), the Parent Guarantor, the Borrower and the Restricted Subsidiaries may enter into any transaction contemplated by: (i) Section 9.03(h), Section 9.04(a), Section 9.05(j), Section 9.05(n), Section 9.12(g) or Section 9.19; (ii) (A) any agreement entered into in connection with the formation, capitalization or operation of a master limited partnership and other related Unrestricted Subsidiaries related to an Investment permitted by Section 9.05(n)(i) or Section 9.05(n)(iv) with respect to formation and governance of such Unrestricted Subsidiaries, contributions of assets to such Unrestricted Subsidiaries, the assumption of liabilities by such Unrestricted Subsidiaries, tax sharing or the management, administration, and operation of such Unrestricted Subsidiaries or the underwriting, offer and sale of securities, in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated master limited partnerships or otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view; (B) any agreement entered into in connection with the formation, capitalization or operation of DrillCos with respect to formation and governance of such DrillCos, contributions of assets to such DrillCos, the assumption of liabilities by such DrillCos, tax sharing or the management, administration, and operation of such DrillCos or the underwriting, offer and sale of securities, in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated entities or otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view; and (C) any amendment, restatement, replacement or other modification of any of such agreements described in this clause (ii); or (iii) rental, management, administration, operation and tax sharing agreements with a Person described in Section 9.05(o), in each case that, in the good faith judgment of the Parent Guarantor’s board of directors, are on terms and conditions reasonably comparable to those in effect for other similarly situated companies or that are otherwise fair to the Parent Guarantor, the Borrower and the Restricted Subsidiaries, from a financial point of view, or that were in existence prior to the acquisition by the Loan Parties of such Person or such property.”

2.28    Amendment to Section 9.18. Section 9.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.18    Swap Agreements.

(a)    The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Swap Agreements with any Person other than:

(i) Swap Agreements in respect of commodities

(A) with an Approved Counterparty,

(B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed:

(I) for the period of 18 months after such Swap Agreement is executed, 85% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 18 month period for each of crude oil and natural gas, calculated separately,

(II) for the period of 19 to 48 months after such Swap Agreement is executed, 75% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 19 to 48 month period for each of crude oil and natural gas, calculated separately, and

(III) for the period of 49 to 60 months after such Swap Agreement is executed, 65% of the forecasted production from their Oil and Gas Properties as of the date such Swap Agreement is entered into for each month during such 49 to 60 month period for each of crude oil and natural gas, calculated separately, and provided that in each instance, no such Swap Agreement shall have a tenor of more than 60 months after such Swap Agreement is entered into, and

(C) In addition to the Swap Agreements permitted by Section 9.18(a)(i)(B), a Loan Party may enter into Swap Agreements (“Acquisition Swaps”) for production to be produced from properties or interests that a Loan Party proposes to acquire but does not then own (each, a “Pro Forma Property”) if such Acquisition Swaps (I) are entered into after the purchase and sale agreement with respect to such Pro Forma Property has been fully executed, and (II) do not exceed the volume and term limitations set forth in Section 9.18(a)(i)(B) determined on a pro forma basis as if the Pro Forma Properties were owned by a Loan Party. The Parent Guarantor agrees that, if a Loan Party has outstanding Acquisition Swaps, the Parent Guarantor shall, or shall cause other Loan Parties to, terminate, create offsetting positions or otherwise unwind Swap Agreements to the extent necessary to comply with the volume requirements of Section 9.18(a)(i)(B) determined without inclusion of any production from such Pro Forma Property within 15 days after the earlier to occur of (I) 180 days after the date the applicable purchase and sale agreement was entered into if the acquisition of such Pro Forma Property has not been consummated, or (II) the date either the Parent Guarantor or the Borrower obtains knowledge with reasonable certainty that the acquisition of such Pro Forma Property will not be consummated.

(ii)    Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

In no event shall any Swap Agreement (other than Secured Swap Agreements) contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

(b)    If, after five (5) days following the end of each month, the Borrower determines that the aggregate volume of all commodity Swap Agreements for which settlement payments were calculated in the most recently ended calendar month exceeded 100% of the actual production of Hydrocarbons in such month, then the Borrower shall, within thirty (30) days of such determination, terminate, create off-setting positions or otherwise unwind existing positions to comply with the volume limitations contained in Section 9.18(a) (such termination, off-setting positions or unwind to be subject to an adjustment to the Borrowing Base as contemplated by Section 2.07(e)).

(c)    No Swap Agreements shall be entered into for speculative purposes.”

2.29    Amendment to Section 10.01(k). Section 10.01(k) is hereby amended by deleting the figure “$5,000,000” therein and replacing it with the figure “$25,000,000”.
2.30    Amendment to 12.02(b)(ii). Section 12.02(b)(ii) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders or modify Section 2.07 in any manner without the consent of each Lender; provided that (A) a Scheduled Redetermination may be postponed by the Required Lenders and (B) reductions of the Borrowing Base pursuant to Section 2.07(f), Section 9.05(n) or Section 9.12 may be waived or reduced with the consent of the Required Lenders,”

2.31    Amendment to Section 12.04(b)(iv). Section 12.04(b)(iv) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.”

2.32    Amendment to Annex I. Annex I is hereby amended by deleting such Annex and replacing it with Annex I attached hereto.
2.33    Amendment to Exhibit B. Exhibit B is hereby amended by inserting “and” after paragraph (viii), deleting paragraph (ix) and renumbering paragraph (x) as paragraph (ix).
Section 3.    Borrowing Base and Aggregate Elected Commitment Amount.
3.1    Borrowing Base. From and after the Fifth Amendment Effective Date (as defined below) until the next Redetermination Date, the Borrowing Base shall be $1,800,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time in accordance with the Credit Agreement. Each of the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3.1 shall constitute a Scheduled Redetermination. This

Section 3.1 constitutes the New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement.
3.2    Elected Commitment. From and after the Fifth Amendment Effective Date until adjusted pursuant to Section 2.07A, the Aggregate Elected Commitment Amount shall be $1,000,000,000.
Section 4.    Assignments and Reallocations of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to increase the Aggregate Maximum Credit Amounts to $5,000,000,000, to reallocate their respective Maximum Credit Amounts and to, among other things, allow Goldman Sachs Bank USA, Citibank, N.A., Bank of America, N.A., and Frost Bank, a Texas State Bank, to become parties to the Credit Agreement as Lenders (the “New Lenders”) by acquiring an interest in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the Fifth Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Fifth Amendment, which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.
Section 5.    Conditions Precedent. This Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):
5.1    The Administrative Agent shall have received from all of the Lenders, the Guarantors and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Person.
5.2    The Administrative Agent shall have received from appropriate Loan Parties executed Security Instruments covering Oil and Gas Properties sufficient for the Borrower to comply with Section 8.14(a) as amended hereby.
5.3    The Administrative Agent shall have received an executed Note for each Lender requesting a Note to reflect its Aggregate Maximum Credit Amount as set forth on Annex I.
5.4    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.5    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fifth Amendment.
The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section

5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date,
(ii)    no Default or Event of Default has occurred and is continuing, and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
6.4    NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Loan Document. This Fifth Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

DIAMONDBACK O&G LLC, as Borrower

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

DIAMONDBACK ENERGY, INC., as the Parent Guarantor

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

DIAMONDBACK E&P LLC, as a Guarantor

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

RATTLER MIDSTREAM LLC, as a Guarantor

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Todd C. Fogle
	Name:	Todd C. Fogle
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lyle Levy Jr.
	Name:	Lyle Levy Jr.
	Title:	Assistant Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Lea Baerlocher
	Name:	Lea Baerlocher
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tara McLean
	Name:	Tara McLean
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N. A., as a Lender

By:	/s/ Kody J. Norris
	Name:	Kody Norris
	Title:	Authorized Officer

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Josh Rosenthal
	Name:	Josh Rosenthal
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Managing Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:	/s/ Benjamin L. Brown
	Name:	Benjamin L. Brown
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

ZB, N.A. dba AMEGY BANK, as a Lender

By:	/s/ JB Askew
	Name:	JB Askew
	Title:	Vice President – Amegy Bank Division

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

ING CAPITAL LLC, as a Lender

By:	/s/ Josh Strong
	Name:	Josh Strong
	Title:	Director

By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Managing Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:	/s/ Sanjay Remond
	Name:	Sanjay Remond
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BOKF, N.A. DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ John Krenger
	Name:	John Krenger
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Parul June
	Name:	Parul June
	Title:	Senior Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan Broussard
	Name:	Donovan Broussard
	Title:	Authorized Signatory

By:	/s/ Richard Antl
	Name:	Richard Antl
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sandra Aultman
	Name:	Sandra Aultman
	Title:	Managing Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

IBERIABANK, as a Lender

By:	/s/ Moni Collins
	Name:	Moni Collins
	Title:	Senior Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

WEST TEXAS NATIONAL BANK, as a Lender

By:	/s/ Chris L. Whigham
	Name:	Chris L. Whigham
	Title:	President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

FROST BANK, A TEXAS STATE BANK, as a Lender

By:	/s/ Jack Herndon
	Name:	Jack Herndon
	Title:	Senior Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment Amount
Wells Fargo Bank, National Association	9.0000000%	$450,000,000.00	$90,000,000.00
Capital One, National Association	6.7500000%	$337,500,000.00	$67,500,000.00
Credit Suisse AG, Cayman Islands Branch	6.7500000%	$337,500,000.00	$67,500,000.00
The Bank of Nova Scotia	6.7500000%	$337,500,000.00	$67,500,000.00
U.S. Bank National Association	6.7500000%	$337,500,000.00	$67,500,000.00
JPMorgan Chase Bank, N.A.	6.7500000%	$337,500,000.00	$67,500,000.00
Goldman Sachs Bank USA	6.7500000%	$337,500,000.00	$67,500,000.00
Citibank, N.A.	6.7500000%	$337,500,000.00	$67,500,000.00
Bank of America, N.A.	6.7500000%	$337,500,000.00	$67,500,000.00
SunTrust Bank	5.0000000%	$250,000,000.00	$50,000,000.00
ZB, N.A. dba Amegy Bank	5.0000000%	$250,000,000.00	$50,000,000.00
ING Capital LLC	5.0000000%	$250,000,000.00	$50,000,000.00
Commonwealth Bank Of Australia	4.0000000%	$200,000,000.00	$40,000,000.00
BOKF, N.A., dba Bank of Oklahoma	4.0000000%	$200,000,000.00	$40,000,000.00
Branch Banking and Trust Company	4.0000000%	$200,000,000.00	$40,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	2.5000000%	$125,000,000.00	$25,000,000.00
PNC Bank, National Association	2.5000000%	$125,000,000.00	$25,000,000.00
Iberiabank	2.0000000%	$100,000,000.00	$20,000,000.00
West Texas National Bank	2.0000000%	$100,000,000.00	$20,000,000.00
Frost Bank, a Texas State Bank	1.0000000%	$50,000,000.00	$10,000,000.00
Total	100.000000000%	$5,000,000,000.00	$1,000,000,000.00

ANNEX I